As filed with the Securities and Exchange Commission on September 3, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

Castlight Health, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-1989091
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Non-Plan Restricted Stock Unit Agreement (Inducement Restricted Stock Unit Award)
Non-Plan Stock Option Agreement (Inducement Stock Option Award)

(Full title of the plans)

Will Bondurant
Chief Financial Officer
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Matthew S. Rossiter, Esq.
Robert A. Freedman, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, $0.0001 par value per share (Inducement Restricted Stock Unit Award)	760,870(2)	$1.27(3)	$966,304.90(3)	$125.43
Class B Common Stock, $0.0001 par value per share (Inducement Stock Option Award)	1,178,000(4)	$1.19(5)	$1,401,820.00(5)	$181.96
Total	1,938,870		$2,368,124.90	$307.38

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B common stock that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class B common stock.
(2)Consists of shares issuable under new hire inducement restricted stock unit awards granted on September 3, 2020 in accordance with NYSE Listed Company Rule 303A.08.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price per share of the Registrant’s Class B common stock on September 2, 2020, as reported on the New York Stock Exchange.
(4)Consists of shares issuable under a new hire inducement stock option award granted on September 3, 2020 in accordance with NYSE Listed Company Rule 303A.08.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $1.19 per share.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the inducement grant recipient covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on February 28, 2020;

(b)the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 8, 2020, and for the fiscal quarter ended June 30, 2020, filed with the Commission on July 31, 2020;

(c)the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2020, March 31, 2020, April 28, 2020, May 4, 2020, May 7, 2020 and June 3, 2020; and

(d)the description of the Registrant’s Class B Common Stock which is contained in the Registrant’s registration statement on Form 8-A filed on March 4, 2014 (File No. 001-36330) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•the rights conferred in the restated bylaws are not exclusive.
In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant carries directors’ and officers’ liability insurance.
In addition, certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36330	3.1	May 12, 2014

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	10-Q	001-36330	3.2	May 12, 2014

4.3	Form of Registrant’s Class B Common Stock certificate	S-1/A	333-193840	4.1	March 3, 2014

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Form of Inducement Restricted Stock Unit Agreement					X

99.2	Form of Inducement Stock Option Agreement					X

Item 9. Undertakings.

A.The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of September, 2020.

Castlight Health, Inc.

By:	/s/ Maeve O’Meara
Maeve O’Meara
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Castlight Health, Inc., a Delaware corporation, do hereby constitute and appoint Maeve O'Meara and Will Bondurant, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maeve O’Meara	Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2020
Maeve O’Meara

/s/ Will Bondurant	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 3, 2020
Will Bondurant

/s/ Eric Chan	Chief Accounting Officer (Principal Accounting Officer)	September 3, 2020
Eric Chan

/s/ Bryan Roberts	Chairman of the Board of Directors	September 3, 2020
Bryan Roberts

/s/ Seth Cohen	Director	September 3, 2020
Seth Cohen

/s/ Michael L. Eberhard	Director	September 3, 2020
Michael L. Eberhard

/s/ David Ebersman	Director	September 3, 2020
David Ebersman

/s/ Ed Park	Director	September 3, 2020
Ed Park

/s/ David B. Singer	Director	September 3, 2020
David B. Singer

/s/ Kenny Van Zant	Director	September 3, 2020
Kenny Van Zant

/s/ Judith K. Verhave	Director	September 3, 2020
Judith K. Verhave